OWENS & MINOR, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

    This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) dated [Grant Date], between OWENS & MINOR, INC., a Virginia corporation (the "Company"), and [Participant Name] ("Participant"), is made pursuant and subject to the provisions of the Company's 2018 Stock Incentive Plan (as amended, the "Plan"). All capitalized terms used herein that are not otherwise defined shall have the same meaning given to them in the Plan.

W I T N E S S E T H:

1.Restricted Stock Unit Award Grant. Pursuant to the provisions of the Plan, on [Grant Date] (the “Date of Grant”), the Company granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, a Stock Unit Award covering [# of shares] shares of Common Stock (the “RSUs”). Upon fulfillment of the conditions described in subsection 2(a) below, each RSU shall vest and entitle the Participant to receive one share of the Company’s Common Stock.

2.Terms and conditions. The RSUs evidenced hereby are subject to the following terms and conditions:

(a)Vesting. The RSUs shall be subject to the following restrictions from the Date of Grant until the RSUs vest in accordance with the Vesting Table below (at which time that portion of the RSUs shall no longer be subject to such restrictions) or until the lapse of restrictions as provided in subsection 2(d) hereof (such period being referred to herein as the (the “Restricted Period”)):

(i)Participant shall not be entitled to receive any of the shares of Common Stock covered by the RSUs;

(ii)The RSUs may not be sold, transferred, assigned, pledged, conveyed, hypothecated or otherwise disposed of; and

(iii)The RSUs may be forfeited immediately as provided in subsection 2(d) hereof.

Vesting Table

Vesting Dates	Percentage Vesting
On the date listed below which is closest to the one year anniversary of the grant date on or after such anniversary date and annually thereafter on said date: •February 15 •May 15 •August 15 •November 15	Vesting Date on or after*: •First Anniversary – 34% •Second Anniversary – 33% •Third Anniversary – 33% *(rounded up to the nearest whole share)

Participant shall not be entitled to vote the shares of Common Stock covered by the RSUs that remains subject to the restrictions set forth above. Notwithstanding any of the foregoing, Participant shall be entitled to receive dividends on the shares of Common Stock covered by the RSUs, while the RSUs are outstanding, to the extent herein set forth. Any stock dividends or other shares of Company stock or other property issued in respect of the number of shares of Common Stock covered by the RSUs, including without limitation, shares issued in connection with stock splits and recapitalizations, will be subject to the same restrictions applicable to the RSUs with respect to which such dividends are credited. Any cash dividends paid in respect of the shares of Common Stock covered by the RSUs will be accumulated and paid, without interest, upon vesting (i.e., expiration of the Restricted Period) or, if earlier, the lapse of restrictions with respect to the RSUs with respect to which the dividends are credited; provided, however, no stock dividends or other shares of Company stock or other property or cash dividends will be paid with respect to any RSUs that do not vest and are forfeited.

(b)Shares of Common Stock Covered by the RSUs. Certificates representing the shares of Common Stock covered by the RSUs shall not be issued in Participant’s name until the time of expiration of the Restricted Period or, if earlier, the lapse of restrictions with respect to the RSUs, prior to forfeiture of the RSUs.

(c)Distribution of Shares of Common Stock. If Participant remains in the continuous employment of the Company or an Affiliate during the applicable Restricted Period and otherwise does not forfeit such RSUs pursuant to subsection 2(d) hereof, all restrictions applicable to the RSUs hereunder shall lapse upon expiration of the applicable Restricted Period and a certificate or certificates representing the shares of Common Stock covered by such RSUs shall be issued to Participant no later than 30 days after the expiration of the applicable Restricted Period (along with any stock dividends or other shares of Company stock or other property or cash dividends that are payable thereon with respect to such RSUs).

(d)Lapse of Restrictions or Forfeiture.

(i)Pro Rata Portion. As used in this Agreement, “Pro Rata Portion” means the number yielded by applying the following formula: The number of RSUs originally granted pursuant to this Agreement multiplied by a fraction, the numerator of which is the number of months (including any fractions of a month) Particiant was employed by the Company or its Affiliate after the Date of Grant and the denominator of which is the total number of months in the vesting period, minus the number of RSUs with respect to which all restrictions lapsed prior to the termination of Participant’s employment and rounded to the nearest whole number. Application of the formula to determine Pro Rata Portion is illustrated in the following hypothetical example:

Participant receives a grant of 100 RSUs on March 1, 2022. Participant’s first vesting occurs on May 15, 2023, and 34 shares vest. On Sept 15, 2023, eighteen and one-half months after the Date of Grant, Participant elects to retire. The retirement qualifies under subsection 2.d.(iv), below, and, thus, the restrictions on a Pro Rata Portion of the individual’s unvested RSUs lapse. The Pro Rata Portion is:

(100 [shares granted] x 18.5/38.5) – 34 [shares vested before retirement] = 14

(ii)Death. If Participant’s employment with the Company or its Affiliate is terminated before the expiration of the applicable Restricted Period by reason of Participant’s death, all restrictions applicable to the RSUs that have not lapsed previously shall immediately lapse on the date of Participant’s death, and the certificate or certificates representing the shares of Common Stock covered by such RSUs shall be issued to Participant’s estate no later than 30 days after Participant’s death.

(iii)Disability. If Participant’s employment with the Company or its Affiliate is terminated before the expiration of the applicable Restricted Period by reason of Participant’s “total and permanent disability” (as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), all restrictions applicable to a Pro Rata Portion of the RSUs that have not lapsed previously shall lapse. The certificate or certificates representing the shares of Common Stock covered by the RSUs upon which the restrictions have lapsed shall be issued to Participant no later than 30 days after termination of Participant’s employment as described herein, and the remaining RSUs shall be forfeited immediately and all rights of Participant to such remaining RSUs shall terminate immediately without further obligation on the part of the Company.

(iv)Retirement. If Participant’s employment with the Company or its Affiliate is terminated before the expiration of the applicable Restricted Period by reason of retirement (defined below), all restrictions on a Pro Rata Portion of the RSUs that have not lapsed previously shall lapse. For purposes of this Section 2(d)(iv), retirement shall mean severance from the employment of the Company or its Affiliate, other than for cause (as defined below), (i) after completing a minimum of five (5) continuous years of active employment by the Company or its Affiliate immediately preceding Participant’s retirement; and (ii) at or after the attainment of age 55 and after completing a number of years of service (the total years of “Credited Service” attributable to Participant as of the date of termination, as such term is defined in the Owens & Minor 401(k) Savings and Retirement Plan, as amended, whether or not Participant participates in such plan) that, when added to Participant’s age at the time of severance from employment, equals at least 65 or (iii) at or after the attainment of age 65.

(v)Termination of Employment by Company or Affiliate.

(a)With Cause. If the Company or an Affiliate terminates Participant’s employment with the Company or its Affiliate with “cause,” all RSUs with respect to which all restrictions have not lapsed previously shall be forfeited immediately and all rights of Participant to shares of Common Stock covered by such RSUs shall terminate immediately without further obligation on the part of the Company. For purposes of this Agreement, “cause” means: (i) misappropriation, theft or embezzlement of funds or property from the Company or an Affiliate or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or an Affiliate, (ii) conviction of, or entry of a plea of “nolo contendere” with respect to, a felony which, in the reasonable opinion of the Company, is likely to cause material harm to the Company’s or an Affiliate’s business, customer or supplier relations, financial condition or prospects, (iii) violation of the Company’s Code of Honor or any successor code of conduct, or refusal to sign an acknowledgement to abide by the same; (iv) violation of any material law or regulation to the detriment of the Company or any Affiliate; (v) engagement in conduct that results in monetary, reputational, or other injury to the Company or an Affiliate, or that would be likely to result in such injury to the Company or an Affiliate if the Participant were to continue to be employed by the Company or an Affiliate; or (vi) failure to substantially perform or meet the Company or an Affiliate’s performance expectations with regard to the duties of Participant’s job (other than by reason of illness or temporary disability, regardless of whether such temporary disability is or becomes a total and permanent disability (as defined in paragraph 2(d)(ii) above), or by reason of approved leave of absence).

(b)Without Cause. Except as set forth below in connection with a Change in Control, if Participant’s employment with the Company or its Affiliate is terminated by the Company or an Affiliate without “cause,” all restrictions on a Pro Rata Portion of the RSUs that have not lapsed previously shall lapse. The certificate or certificates representing the shares of Common Stock covered by the RSUs with respect to which the restrictions have lapsed shall be issued to Participant no later than 30 days after termination of Participant’s employment, and the remaining shares of Common Stock covered by the RSUs for which all restrictions have not lapsed previously shall be forfeited immediately and all rights of Participant to such shares of Common Stock shall terminate immediately without further obligation on the part of the Company.

(vi)Termination of Employment by Participant. If Participant resigns from employment with the Company and its Affiliates before the expiration of the applicable Restricted Period, without regard to the reason for such resignation (other than death, disability or retirement as provided in subsections (ii), (iii) and (iv) above), all of the RSUs with respect to which all restrictions have not lapsed previously shall be forfeited immediately and all rights of Participant to the shares of Common Stock covered by such RSUs shall terminate immediately without further obligation on the part of the Company.

(vii)Change in Control.

(a)If, upon a Change in Control, (i) the RSUs are assumed by, or a substitute award granted by, the surviving entity (together with its Related Entities, the “Surviving Entity”) in the Change in Control (such assumed or substituted award to be of the same type of award as this Stock Unit Award with a value as of the Control Change Date substantially equal to the value of this Stock Unit Award) and (ii) within 24 months following the Control Change Date, Participant’s employment with the Surviving Entity is terminated by the Surviving Entity without Cause (defined below), all restrictions applicable to the RSUs that have not lapsed previously shall immediately lapse on the date of employment termination and the certificate or certificates representing the shares of Common Stock covered by the RSUs upon which the restrictions have lapsed shall be issued to Participant no later than 30 days after termination of Participant’s employment.

(b)For purposes of this subsection 2(d)(vi), “Cause” shall mean (i) the willful and continued failure by Participant to substantially perform his or her duties with the Surviving Entity (other than any such failure resulting from Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Participant by the Surviving Entity, which demand specifically identifies the manner in which the Surviving Entity believes that Participant has not substantially performed his or her duties, or (ii) the willful engaging by Participant in conduct which is demonstrably and materially injurious to the Surviving Entity, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on Participant’s part shall be deemed "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Surviving Entity.

(c)If, upon a Change in Control, the RSUs are not assumed by, or a substitute award granted by, the Surviving Entity in the Change in Control as provided in subsection 2(d)(vi)(a) above, all restrictions applicable to the RSUs that have not lapsed previously shall immediately lapse on the Control Change Date and the certificate or certificates representing the shares of Common Stock covered by the RSUs upon which the restrictions have lapsed shall be issued to Participant no later than 30 days after the Control Change Date if Participant remains employed with the Company or an Affiliate as of the Control Change Date.

3.Acceptance of Agreement. Notwithstanding anything herein to the contrary, in order for the Award to become effective, the Participant must acknowledge acceptance of this Agreement no later than sixty (60) days following the date of grant. If the Agreement is not accepted within 60 days, the entire Award will be forfeited and cancelled without any consideration thereof, except as otherwise determined in the Committee’s sole and absolute discretion.

4.Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

5.No Right to Continued Employment. The grant of RSUs hereunder does not confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate Participant’s employment at any time.

6.Change in Capital Structure. The terms of this award shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

7.Withholding.    The Participant may be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the RSUs, their grant or vesting or any payment or transfer with respect to the RSUs and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes. Any withholding tax obligations required hereunder shall be satisfied by withholding or reducing the number of RSUs, as determined by the Company, otherwise issuable to Participant upon the settlement of the RSUs (i.e., “Net Shares” election).

8.Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

9.Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

10.Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of Participant and the successors of the Company.

11.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Acceptance of this Agreement as set forth in Section 3 above shall be deemed the Participant’s execution of this Agreement.

[signature page follows]

    IN WITNESS WHEREOF, OWENS & MINOR, INC. has caused this Agreement to be signed by a duly authorized officer and Participant has affixed his or her signature hereto.

    OWENS & MINOR, INC.

        By: _________________________________
    Edward A. Pesicka
    President & Chief Executive Officer

                            PARTICIPANT

                            ____________________________________
                                [Participant Name]